Exhibit 10.7

PLURALSIGHT HOLDINGS, LLC
THIRD AMENDED AND RESTATED RESTRICTED SHARE UNIT AGREEMENT
This Third Amended and Restated Restricted Share Unit Agreement (the “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Pluralsight Holdings, LLC, a Delaware limited liability company (the “Company”), Pluralsight, Inc., a Delaware corporation (“PubCo”) and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Fourth Amended and Restated Limited Liability Company Agreement of the Company, as amended from time to time (the “LLC Agreement”).
1.AWARD OF RESTRICTED SHARE UNITS. The Company has awarded to the Participant, and the Participant has accepted, the following Restricted Share Units (“RSUs”) as of the following RSU Grant Date. The Company, PubCo, and Participant hereby agree that the RSUs shall be subject to all of the terms and conditions of this Agreement and the LLC Agreement:
Participant Name:    Aaron Skonnard
Total Number of RSUs:    3,000,000
RSU Grant Date:    September 29, 2017
Vesting Start Date:    July 25, 2017
Each RSU represents and consists of the contractual deferred right to receive upon future vesting and settlement both one Common Unit and one share of Class C Common Stock, provided that, unless determined otherwise by the Committee, any portion of the RSUs that is used to satisfy Tax Related Items upon future vesting and settlement pursuant to the Sell-to-Cover Method set forth in Section 11(a) will represent the right to receive shares of Class A Common Stock with a Fair Market Value equal to the amount of the Tax Related Items, rounded to the nearest share (and the amount of RSUs that are settled for Common Units and Class C Common Stock will be proportionately decreased to account for the settlement of RSUs for shares of Class A Common Stock) (any interest issued upon settlement collectively referred to as a “Settlement Interest”), subject in all cases to the terms and conditions set forth herein.
In the event that the number of outstanding Units is changed by a distribution of Units, recapitalization, unit split, reverse Unit split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the number of Common Units subject to this Agreement will be proportionately adjusted subject to any required action by the Committee and compliance with applicable securities laws; provided, however, that fractions of a Unit will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Unit or will be rounded down to the nearest whole Unit, as determined by the Committee.
In the event that the number of outstanding shares of Class C Common Stock of PubCo is changed by a distribution of stock, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the number of shares of Class C Common Stock subject to this Agreement will be proportionately adjusted subject to any required action by the Committee and compliance with applicable securities laws; provided, however, that fractions of a share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a share or will be rounded down to the nearest whole share, as determined by the Board.
The Participant agrees that the RSUs subject to this Agreement are a separate incentive and not in lieu of any salary or other compensation, and that he is not purchasing or making any payment to the Company for his RSUs or for Settlement Interests or other securities or property issued upon settlement of his RSUs.
2.DEFINITIONS.

(a)Definitions. For all purposes of this Agreement, the following definitions apply:
(i)“Affiliate” means an Affiliate of the Company.
(ii)“Board” means the Board of Directors of PubCo.
(iii)“Cause” means, with respect to Participant: (a) Participant’s willful conduct that is materially injurious to the Company or any of its Affiliates (whether monetary or otherwise) or the commission of any other material act or omission involving dishonesty with respect to the Company or any of its Affiliates; (b) Participant’s conviction of a felony or of any misdemeanor involving a crime of moral turpitude; (c) Participant’s fraud, misappropriation of any money, assets, or other property of the Company or any of its Affiliates, embezzlement, or the like; (d) Participant’s insubordination or other willful refusal to comply with any lawful request of the Board, including without limitation failure to cooperate in any investigation conducted and/or undertaken by the Company or any of its Affiliates that has reasonable and legitimate objectives; or (e) Participant’s material breach of any of his obligations, duties, or agreements to the Company or any of its Affiliates, which breach cannot be cured or, if capable of being cured, is not cured within thirty (30) days after receipt of written notice of the need to cure.
(iv)“Change in Control” means the occurrence of any one of the following events:
a.Any “person” (as such term is defined in the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes, as a result of its or its Affiliate’s acquisition of Company equity securities, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any acquisitions of Company Voting Securities: (i) by the Company, any Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (ii) in connection with an IPO (including by the PubCo or by any underwriter temporarily holding securities being offered in the IPO); (iii) in connection with a statutory conversion of the Company to another form of business entity or Non-Qualifying Transaction as defined in paragraph (b) below; or (iv) by a person who was a Member on the Date of Grant (or is an Affiliate of such a Member) unless with respect to this clause such person and its Affiliates thereby become the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of at least seventy-five percent (75%) of the Company Voting Securities;
b.The consummation of a merger, consolidation, statutory unit or share exchange or similar form of company transaction involving the Company or any of its Affiliates that requires the approval of the Company’s Members, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by equity securities into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect the members of the board of managers or directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (iii) at least a majority of the members of the board of managers or directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were members of the Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
c.A sale, conveyance or other disposition (or series of related sales, conveyances and dispositions) of all or substantially all of the assets or business of the Company, including a sale or multiple related sales of the Affiliates of the Company (whether by way of merger, reorganization, consolidation or otherwise) or of all or substantially all of the assets of the Company’s Affiliates which constitute all or substantially all of the consolidated assets of the Company; or
d.The Members of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the assets of the Company or all or substantially all of the assets of its Affiliates.
For avoidance of doubt, a Change in Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding.
(v)“Code” means the Internal Revenue Code of 1986, as amended.
(vi)“Committee” means the committee appointed by the Board to administer this Agreement, or if no committee is appointed, the Board.
(vii)“Disability” means a disability, whether permanent or temporary, as determined by the Committee.
(viii)“Fair Market Value” means, as of any date, the value of Common Units or other equity securities issuable hereunder determined as follows: (a) if such Common Unit or such other equity security (including shares of Class A Common Stock or Class C Common Stock), as applicable, is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Unit is listed or admitted to trading as reported by Yahoo.com (or any newspaper or other source as the Board may determine); (b) if such Common Unit or such other equity security (including Class A Common Stock or Class C Common Stock), as applicable, is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by Yahoo.com (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or (c) if none of the foregoing is applicable, by the Committee in good faith.
(ix)“Good Reason” means occurrence of one or more of the following without Participant’s express written consent: (a) a material diminution by the Company or its Affiliates in Purchaser’s base salary; provided, however, that, a reduction of base salary that (combined with all prior reductions) totals twenty percent (20%) or less and also applies to substantially all other senior executives of the Company or its Affiliates will not constitute “Good Reason”; (b) a material reduction of Participant’s authority, duties, or responsibilities relative to Participant’s authority, duties, or responsibilities in effect immediately prior to such reduction; or (c) the relocation of Participant’s principal work location to a facility or a location more than thirty-five (35) miles from his prior work location. Notwithstanding the preceding sentence, in order for an event to qualify as Good Reason, Participant must not terminate employment with the Company or its Affiliates without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within sixty (60) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days following the date of written notice (the “Cure Period”), and Participant must resign within thirty (30) days following the end of the Cure Period if such conditions are not cured.
(x)“IPO” means the first sale of the PubCo’s Class A Common Stock to the general public pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).
(xi)“IPO Lockup Agreement” means with respect to any IPO, any agreement between the underwriters of the public offering, PubCo, and persons who immediately prior to the IPO hold equity securities of PubCo or the Company, restricting the sale or disposition of such equity securities (or the IPO transaction-related proceeds thereof) for a defined period following the effective date of the IPO or related registration statement.
(xii)“IPO Lockup Period” means any period following an IPO not in excess of 220 days from the effective date of the IPO, as determined by the Committee, during which an IPO Lockup Agreement or the Securities and Exchange Commission Rule 144 restricts the free transferability of Common Units or other equity securities of the Company, PubCo or other applicable issuer
(xiii)“Initial Vesting Date” means (A) the effective date of the first Liquidity Event occurring after the RSU Grant Date, or if later (B) the date the Participant completes a Year of Vesting Service.
(xiv)“Liquidity Event” means the first of the following events to occur after the RSU Grant Date: (A) a Change in Control; or (B) an IPO with respect to the PubCo and the expiration following such IPO of any IPO Lockup Period resulting from or associated with the IPO. For clarity, in the event of an IPO but no Change in Control, the Liquidity Event and Initial Vesting Date shall not be deemed to occur earlier than the date any IPO Lockup Period resulting from or associated with the IPO expires.
(xv)“Member” means a “Member” of the company as defined in the LLC Agreement (or in the event the Company becomes a corporation, “Member” shall mean a shareholder in that corporation).
(xvi)“Quarter of Additional Vesting Service” means each additional full three (3) month elapsed, non-overlapping period of continuing service by the Participant as an employee or consultant of the Company or any Affiliate following the Participant’s completion of a Year of Vesting Service. For example, if a Participant completes 19 months of continuous employment with the Company or any Affiliate following his Vesting Start Date, he would have two Quarters of Additional Vesting Service beyond his or her first Year of Vesting Service (one such Quarter of Additional Vesting Service at the 15 month anniversary of the Vesting Start Date and a second at the 18 month anniversary of the Vesting Start Date).
(xvii)“Subsequent Vesting Dates” means each three (3) month anniversary of the Vesting Start Date that follows the Initial Vesting Date and occurs on or prior to the fourth (4th) anniversary of the Vesting Start Date, if any.
(xviii)“Termination” means with respect to a Participant, that the Participant for any reason, whether voluntarily or involuntarily, has ceased to provide services as an employee, officer, manager, director or consultant to the Company or any Affiliate. For greater certainty, “Termination” includes cessation of a Participant’s employment or consulting engagement with the Company or any

Affiliate as a result of the Participant’s death, Disability, resignation, expiration of a stated term of engagement, or discharge with or without cause. Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated in writing. In the case Participant is on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or any Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in this Agreement.
(xix)“Unvested RSUs” means as of any date the portion of the RSUs that have not yet vested under Section 3.
(xx)“Vested RSUs” means as of any date the portion of the RSUs that have vested under this Section 3 on or before such date.
(xxi)“Vesting Start Date” means the date listed as the Vesting Start Date on the first page of this Agreement.
(xxii)“Year of Vesting Service” means a full 365-day continuous period, measured from the Participant’s applicable Vesting Start Date listed above, during which the Participant remains an employee or consultant of the Company or any Affiliate. The Participant will not be credited with a Year of Vesting Service if such Participant experiences a Termination for any reason prior to the first anniversary of the Vesting Start Date.
3.VESTING; SETTLEMENT AND EXPIRATION.
(a)General. This Section 3 governs the vesting, settlement and expiration of RSUs awarded under this Agreement. As described below, the Participant will receive a benefit with respect to his RSUs only if and to the extent the RSUs vest. Two requirements must be satisfied on or before the seventh anniversary of the RSU Grant Date (the “Expiration Date”) for the RSUs to vest in whole or in part. First, a Liquidity Event as described below must occur prior to the Expiration Date. Second, the Participant must meet certain time and continuing service-based requirements described below. The RSUs will not vest (in whole or in part) if only one (or if neither) of such vesting requirements is satisfied on or before the applicable Expiration Date.
(b)Vesting Terms. The RSUs covered by this Agreement shall vest (i.e., become Vested RSUs) in installments in accordance with the following vesting terms and schedule:
(i)Prior to the Initial Vesting Date, none of the RSUs shall be Vested RSUs;
(ii)As of the Initial Vesting Date (which requires both the occurrence of a Liquidity Event prior to the Expiration Date and the Participant’s completion of at least a one Year of Vesting Service), the Participant shall vest in 25% of the RSUs covered by this Agreement plus an additional 6.25% of the RSUs covered by this Agreement for each full Quarter of Additional Vesting Service that the Participant has completed on or before the Initial Vesting Date; provided the Participant’s Termination has not occurred prior to that Initial Vesting Date; and
(iii)As of any Subsequent Vesting Date following the Initial Vesting Date, the Participant shall vest in an additional 6.25% of his or her RSUs covered by this Agreement; provided the Participant’s Termination has not occurred prior to that Subsequent Vesting Date.
For avoidance of uncertainty, the above provisions are intended to result in time and continuous service-based vesting (subject to the additional vesting requirement of a Liquidity Event) equal to 25% on the first anniversary of the Vesting Start Date and an additional 6.25% on each subsequent three-month anniversary of the Vesting Start Date; provided the Participant’s Termination has not occurred prior to the applicable vesting date. The Participant shall not vest further in any RSUs after his Termination and the Participant’s Vested RSUs under this Agreement shall never exceed 100% of the total RSUs subject to this Agreement. If application of a vesting percentage would cause vesting of a fractional RSU, then such vesting shall be rounded down to the nearest whole RSU and shall cumulate with any other fractional RSUs and such fractions shall vest as they aggregate into a whole RSU.
(c)Settlement. Subject to adjustments on account of certain Tax-Related Items (as described in Section 11 below) resulting from vesting or settlement and payment of his Vested RSUs, the Vested RSUs shall be settled as follows:
(i)The portion of the Participant’s RSUs that vests as of the Initial Vesting Date or any Subsequent Vesting Date, as applicable, shall be cancelled and settled (i.e., paid by the Company or a Company-designated Affiliate that employs the Participant and has assumed the Company’s payment obligation) in Settlement Interests. Payment shall be made on such date or dates following the occurrence of the Initial Vesting Date or Subsequent Vesting Date, as applicable, as are determined by the Committee in its discretion, but in no event will settlement and payment of any portion of the RSUs be made later than March 15 following the calendar year of the Initial Vesting Date or Subsequent Vesting Date applicable to such portion of the RSUs (each, a “Settlement Date”).
(ii)Settlement means the issuance and delivery to the Participant on a Settlement Date of such number of Settlement Interests as is equal to the number of such RSUs that vested on the Initial Vesting Date or Subsequent Vesting Date, as applicable (i.e., one Settlement Interest for each such Vested RSU).
(iii)The portion of the Settlement Interests relating to the issuance of Class A Common Stock and/or Class C Common Stock on any Settlement Date shall be paid by Participant in services rendered to the Company or any Company-designated Affiliate that employs the Participant.
(iv)For greater certainty, once any Vested RSU has been settled, it shall be cancelled and no further payment shall be due with respect to such Vested RSU.
4.EFFECT OF TERMINATION; NO RIGHT TO CONTINUING EMPLOYMENT.
(a)Upon Participant’s Termination for any reason prior to the Initial Vesting Date, all of Participant’s RSUs shall be immediately and automatically forfeited and terminated, subject to Section 4(f).
(b)Upon Participant’s Termination for any reason after the Initial Vesting Date, all then-Unvested RSUs as of the applicable Termination Date shall be immediately and automatically forfeited and terminated, subject to Section 4(f). Notwithstanding the foregoing, upon Participant’s Termination by the Company without Cause (other than due to Participant’s death or disability) or due to Participant’s resignation for Good Reason, then Participant shall be deemed as of the applicable termination date to have fully satisfied any remaining time and service-based vesting requirement with respect to any then-Unvested RSUs.
(c)Any provision in this Agreement to the contrary notwithstanding, upon Participant’s Termination at any time for Cause, he shall immediately and automatically forfeit without any right to further payment all of his RSUs, whether or not such RSUs are otherwise Vested RSUs or Unvested RSUs.
(d)For all purposes under this Agreement, in case of any dispute as to whether Participant’s Termination has occurred, the Board shall have sole discretion to determine whether Termination has occurred, the effective date of such Termination and whether such Termination was for Cause or Good Reason.

(e)Participant agrees that his employment or consulting relationship with the Company or its Affiliates, as applicable, is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Agreement changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Agreement is conditioned on Participant’s continuous employment or consulting service to the Company or its Affiliates through the Initial Vesting Date or a Subsequent Vesting Date, as applicable. The Company’s grant of RSUs to Participants who are employees of its Affiliates (but not otherwise employees of the Company) does not create or evidence an employment relationship between the Company and such Participants or otherwise render such Participants employees of the Company.
(f)Upon Participant’s death, Participant’s then-Unvested RSUs will accelerate and fully vest; provided that the aggregate Fair Market Value (as such term is defined in the Pluralsight, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”) of the Unvested RSUs that may accelerate and fully vest pursuant to this Section 4(f) and the shares and other securities covered by Pluralsight, Inc. equity awards issued under other equity plans and arrangements that may accelerate and fully vest pursuant to comparable provisions in such other equity plans and arrangements (collectively, the “Eligible Awards”) may not exceed $3,000,000 in the aggregate (the “Death Benefit Limit”). The order in which Eligible Awards will accelerate and vest up to the Death Benefit Limit will be determined as follows: (a) Eligible Awards will accelerate and apply toward the Death Benefit Limit based on their class (determined in reverse alphabetical order) and then in the following order: (1) Restricted Stock, (2) Restricted Stock Units, and (3) Stock Options and Stock Appreciation Rights (as such terms are defined in the 2018 Plan), and (b) with respect to Eligible Awards of the same class, awards with an earlier date of grant will accelerate and apply toward the Death Benefit Limit prior to Eligible Awards with a later date of grant. If two or more Eligible Awards are granted on the same date, each Eligible Award will accelerate and vest on a pro-rata basis. For the avoidance of doubt, the acceleration described in this Section 4(f) does not apply to any Eligible Awards with performance-based vesting. For purposes of the ordering rules in this Section 4(f), Unvested RSUs will constitute Restricted Stock Units. Notwithstanding anything in this Section 4(f) to the contrary, in the event a Participant’s death results from a suicide, the acceleration and vesting described in this Section 4(f) will be solely at the Company’s discretion and will not occur automatically.
5.MEMBER RIGHTS IN SETTLEMENT INTERESTS; NATURE OF AWARD.
(a)Unless and until such time as Settlement Interests are issued in settlement of Vested RSUs, Participant shall have no ownership of the Settlement Interests underlying and allocated to the RSUs and shall have no right to distributions with respect to such Settlement Interests or other right as a Member of the Company with respect to such Settlement Interests; provided, the Participant shall have the voting rights with respect to the RSUs (and, following settlement, the Settlement Interests) as forth in the LLC Agreement. The RSUs do not represent or constitute any actual membership or equity interest in the Company. Rather they represent a mere unfunded contingent contractual right to receive Settlement Interests or other securities or cash in the future upon settlement of the RSUs subject to certain vesting and other terms and conditions. Therefore, cash or other distributions by the Company, if any, with respect to its Settlement Interests shall not be credited to Participant with respect to his or her RSUs.
(b)The Participant agrees and acknowledges that (i) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future RSUs or benefits in lieu of RSUs; (ii) he is voluntarily participating in the Agreement; (iii) the Award of RSUs is an extraordinary item and are outside the scope of the Participant’s employment or other services agreement, if any; (iv) the RSUs are not intended to replace any pension rights or compensation and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or its Affiliates; (v) the current and future values of the RSUs and underlying Settlement Interests are unknown and cannot be predicted with certainty, and neither the Company nor its Affiliates or any other person has made any representation to the Participant as to such current or future values; and (vi) neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar that may affect the value of RSUs or Settlement Interests issued in settlement of RSUs.

6.NO TRANSFER OF RSUs; REDEMPTION/EXCHANGE OF SETTLEMENT INTERESTS. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, other than by will or by the laws of descent and distribution, and any such sale, transfer or other disposition shall be null and void. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the RSUs following the death of Participant. Any transferee who receives an interest in the RSUs or the underlying Settlement Interests upon the death of Participant shall acknowledge in writing that the RSUs shall continue to be subject to the restrictions set forth in this Section 6 and the restrictions in the LLC Agreement. The Settlement Interests are subject to the transfer, redemption and exchange provisions set forth in Articles X or XI of the LLC Agreement, as applicable.
7.ACKNOWLEDGEMENT. The Company and Participant agree that the RSUs are granted under and governed by this Agreement and the provisions of the LLC Agreement (which is hereby incorporated herein by reference) and that any Settlement Interests issued in settlement of the RSUs will be subject to the provisions of the Company’s LLC Agreement (including, without limitations, the redemption provisions set forth in Article XI of the LLC Agreement) and certificate of formation of the Company (or if the Company becomes a corporation, such corporation’s articles or certificates of incorporation, bylaws and shareholders’ agreement if any) as amended from time to time or PubCo’s corporation’s articles or certificates of incorporation, bylaws and shareholders’ agreement, if any (as applicable, the “Governance Documents”). Participant: (i) acknowledges being provided access to a copy of the Governance Documents, (ii) represents that Participant has carefully read and is familiar with the Governance Documents, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and in the Governance Documents.
8.[INTENTIONALLY OMITTED].
9.CHANGE IN CONTROL TRANSACTIONS.
(a)In the event of a Change in Control of the Company, any or all outstanding RSUs may be assumed, converted or replaced by the successor or acquiring entity (if any), which assumption, conversion or replacement will be binding on Participant. In the alternative, the successor or acquiring entity may substitute equivalent awards or provide substantially similar consideration to Participant as was provided to equity holders of the Company (after taking into account the existing provisions of the RSUs). In connection with any such assumption, conversion, substitution or replacement of RSUs, the Committee may in its discretion, and subject to such terms and conditions as it determines, provide for the accelerated vesting and/or payment of all or a portion of such RSU immediately prior to such assumption, replacement, conversion or substitution. Notwithstanding any provision herein to the contrary, no assumption, conversion, replacement or substitution of RSUs shall occur if such action would result in the RSUs violating any applicable requirement of Section 409A of the Code (“Section 409A”).
(b)In the event of a Change in Control transaction in which the successor or acquiring entity (if any) does not assume, convert, replace or substitute the RSUs, as provided in Section 9(a) above, then the vesting and/or payment of the RSUs will accelerate immediately prior to the consummation of such Change in Control event to the extent, if any, (i) that this Agreement provides for such accelerated vesting, exercisability or payment, in whole or in part; and (ii) to the extent if any (and on such additional terms and conditions) as the Committee in its discretion may determine.
(c)Any provision in this Agreement to the contrary notwithstanding, in connection with a Change in Control, the Committee may in its discretion determine that, in connection with and contingent upon the occurrence of a Change in Control of the Company: (a) each RSU outstanding immediately prior to the Change in Control shall vest immediately prior to the effective time of the Change in Control transaction, and (b) Participant shall receive in full payment for his or her Vested RSUs, with respect to each Settlement Interest subject to such Vested RSUs, an amount equal to the Fair Market Value of such Settlement Interest immediately prior to the occurrence of such Change in Control (such amount to be paid in Common Units, or in one or more other kinds of equity securities or property (other than cash), including the securities or property, if any, payable in the transaction, or in a combination thereof, as the Committee, in its discretion, shall determine).

(d)Other Treatment. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 9, in the event of the occurrence of any Change in Control transaction, any outstanding RSUs will be treated as provided in the applicable agreement or plan of sale of securities, reorganization, merger, consolidation, dissolution, liquidation or sale of assets.
10.GOVERNANCE DOCUMENTS; OTHER INSTRUMENTS.
(a)Participant agrees that he shall be bound by the Governance Documents with respect to all Settlement Interests issued in settlement of RSUs or otherwise acquired and held by the Participant.
(b)Upon and in connection with the issuance of Settlement Interests in settlement of the Participant’s RSUs, the Participant shall promptly execute and deliver to the Company such form of joinder or other instrument as the Company reasonably requests evidencing the Participant’s agreement to be bound as a Member by the Company’s Governance Documents. Such joinder or other instrument shall be in form and on terms reasonably satisfactory to the Company.
11.WITHHOLDING TAX.
(a)Notwithstanding anything to the contrary in this Agreement, the Company, its Affiliates or their respective agents shall be entitled to satisfy all required tax withholding and related tax items with respect to the RSUs (collectively “Tax Related Items”) by one or a combination of the following as determined by the Committee: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Corporation and/or its Affiliates; or (ii) settling a portion of the vested RSUs in shares of Class A Common Stock with a Fair Market Value equal to the amount of the applicable Tax Related Items, and selling such shares of Class A Common Stock on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (the “Sell-to-Cover Method”), with the proceeds from the Sell-to-Cover Method used to satisfy Participant’s Tax Related Items arising with respect to the RSUs and any associated broker or other fees; or (iii) withholding Settlement Interests or other securities to be issued upon settlement of the RSUs (or any securities converted therefrom, including Class A Common Stock). Unless otherwise determined by the Committee, the Tax Related Items shall be satisfied through the method prescribed under clause (ii) of this paragraph. If the Committee determines that the Tax Related Items shall not be satisfied through the method prescribed under clause (ii) of this paragraph, but does not designate one of the above withholding tax payment methods, the Participant shall instead remit to the Company or its designated Affiliate, as applicable, cash in the amount of any required withholding taxes and other Tax Related Items.
(b)Depending on the withholding method, the Company or its Affiliates may withhold or account for Tax Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Unit equivalent. If the obligation for Tax Related Items is satisfied through the mechanism described in clause (iii) in the paragraph above, for tax purposes, the Participant is deemed to have been issued the full number of Settlement Interests subject to the vested RSUs, notwithstanding that a number of Settlement Interests are held back solely for the purpose of paying the Tax Related Items.
(c)Finally, the Participant agrees to pay to the Company or its Affiliates any amount of Tax Related Items that they may be required to withhold or account for as a result of the Participant’s RSUs that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Settlement Interests or the proceeds of the sale of Settlement Interests (or any securities converted therefrom, including Class A Common Stock), if the Participant fails to comply with his obligations in connection with the Tax Related Items.
12.TAX CONSEQUENCES.
(a)THE PARTICIPANT REPRESENTS AND AGREES: (I) THAT THE PARTICIPANT HAS CONSULTED WITH SUCH PERSONAL TAX ADVISERS AS THE PARTICIPANT DEEMS ADVISABLE IN

CONNECTION WITH THE RSUs AND SETTLEMENT INTERESTS AND (II) THAT THE PARTICIPANT IS NOT RELYING ON THE COMPANY, ITS AFFILIATES OR THEIR COUNSEL FOR ANY TAX ADVICE.
(b)The Participant further acknowledges and agrees that, regardless of any action taken by the Company or its Affiliates with respect to Tax-Related Items, Participant remains responsible for all taxes and tax-related interest, penalties and expense that may apply to Participant with respect to the RSUs and such liability may exceed the amount of tax withholding actually withheld by the Company or its Affiliates. The Participant further acknowledges that the Company and its Affiliates have made no and make no representations or undertakings regarding the tax treatment of RSUs or Settlement Interests, including, but not limited to, the tax treatment of grant, vesting or settlement of the RSUs, the subsequent sale of Settlement Interests acquired pursuant to such settlement.
(c)The Participant agrees that neither the Company, its Affiliates nor any of their members, managers, directors, officers, employees or agents shall have any obligation or liability to indemnify, reimburse, gross-up or otherwise compensate the Participant for any taxes or tax-related costs relating to or arising from the grant, vesting or settlement of RSUs or holding or disposition of Settlement Interests acquired through settlement of RSUs. Participant acknowledges that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Settlement Interests, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.
(d)For purposes of this Agreement, a Termination will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A and the regulations thereunder. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Notwithstanding anything else provided herein, to the extent any payment provided under this Agreement in connection with Participant’s termination of employment (i) does not constitute a “short-term deferral” under (and is not otherwise exempt from) Section 409A and (ii) constitutes nonqualified deferred compensation subject to Section 409A, if Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (A) the expiration of the 6-month period measured from Participant’s separation from service from the Company, or (B) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder are exempt from or comply with Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
13.COMPLIANCE WITH LAWS. The issuance of Settlement Interests or any other securities hereunder will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Administrator may request of Participant for compliance with Applicable Laws) with all applicable federal, state and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Class A Common Stock may be listed or quoted at the time of such issuance or transfer.
14.LEGENDS ON CERTIFICATES. Any certificates representing Settlement Interests issued in settlement of RSUs shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Agreement or the rules, regulations, and other requirements of the SEC, any stock exchange upon which PubCo’s securities are listed, and any applicable federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may also cause such certificates to contain customary or other appropriate legends referencing the restrictions on

Transfer of Settlement Interests hereunder and under the Governance Documents. Without limiting the foregoing, such legends shall include:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SETTLEMENT INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SETTLEMENT INTERESTS AND THE ISSUER’S OR PUBCO’S GOVERNANCE DOCUMENTS COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SETTLEMENT INTERSTS (OR ANY SECURITIES CONVERTED THEREFROM).
15.SUCCESSORS AND ASSIGNS. The Company may assign any of its rights and obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
16.ENTIRE AGREEMENT; SEVERABILITY. The LLC Agreement is incorporated herein by reference. The LLC Agreement, this Agreement, and the Governance Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
17.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
18.ACCEPTANCE AND CONFIDENTIALITY. Participant hereby acknowledges receipt of a copy of the LLC Agreement and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all the terms and conditions this Agreement. Participant agrees to hold in the strictest confidence and not disclose or provide to any other person (other than Participant’s spouse and Participant’s professional advisors who are under an obligation of confidentiality not to disclose such items) the terms and conditions of his or her RSU Award and this Award Agreement, the Company’s Governance Documents or any summaries, financial statements or other disclosure materials made available to the Participant in connection with his or her RSUs. Intentional violation of the foregoing duty of confidentiality shall constitute grounds for Termination for Cause.
19.FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

20.TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
21.COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.
22.FACSIMILE AND ELECTRONIC SIGNATURES; CONSENT TO ELECTRONIC DELIVERY. This Agreement may be executed and delivered by facsimile or electronic mail and upon such delivery the facsimile or electronic mail signature will be deemed to have the same effect as if the original signature had been delivered to the other party. This Agreement and the Governance Documents, summaries and prospectus, and financial reports of the Company, or other communications or information related to the RSUs and Settlement Interests issued under this Agreement may be delivered to the Participant electronically. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the RSU award, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. By Participant’s acceptance of this Agreement, Participant consents to the electronic delivery of all documents, award agreements, statements and SEC-mandated disclosures in connection with the RSUs. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail at legal@pluralsight.com. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide the Company or any designated third party with a paper copy of any documents delivered electronically by Participant or on Participant’s behalf on request if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at legal@pluralsight.com. Finally, Participant understands that Participant is not required to consent to electronic delivery.
23.DISPUTE RESOLUTION. With respect to any future claim, dispute, suit, or action connected with, relating to, or otherwise arising under or with respect to this Agreement, each of the Company and Participant expressly and irrevocably: (a) consents, submits, and subjects himself and any such claim, suit, dispute, or action to the exclusive personal and subject matter jurisdiction of the United States District Court for the District of Utah and the Utah state courts located in Salt Lake County, Utah (“Utah Courts”); (b) agrees that the Utah Courts shall have exclusive personal and subject matter jurisdiction over all such claims, disputes, suits, and actions and that venue properly lies in such Utah Courts as to any such claim, dispute, suit, or action; (c) waives any objection to venue, subject matter jurisdiction, and personal jurisdiction in the Utah Courts; (d) covenants and agrees not to plead or assert any such objection; and (e) consents to service of process by first class mail to his or her most recent address as set forth in the books and records of the Company or any Affiliate. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND PARTICIPANT HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY LAWSUIT, CAUSE OF ACTION, OR DISPUTE ARISING UNDER THIS AGREEMENT. Each party to any dispute relating to this Agreement shall pay and bear its own attorney’s fees and costs in connection with such dispute.
24.DATA PRIVACY. The Participant consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data described in this Agreement by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s RSU award.
The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity interests or positions held in the Company or any Affiliate, details of all Awards or any other entitlement to Settlement Interests awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing this Agreement (“Personal Data”).

The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the RSU award, that these recipients may be located in the United States, the Participant’s home country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s RSUs, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Settlement Interests received upon vesting of the RSUs. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s RSUs. The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to realize benefits from the RSUs. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
25.ADDITIONAL FOREIGN LAW PROVISIONS. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in Appendix A attached to this Agreement (“Appendix A”) for the Participant’s country of residence. Moreover, if the Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Participant, to the extent Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the RSUs. As stated above, Appendix A constitutes part of this Agreement.

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IN WITNESS WHEREOF, the Company has caused this Third Amended and Restated Restricted Share Unit Agreement to be executed by its duly authorized representative and the Participant has executed this Third Amended and Restated Restricted Share Unit Agreement.
PLURALSIGHT HOLDINGS, LLC        PARTICIPANT

By:                        By:
Name:    James Budge
Title:    Chief Financial Officer            Address:
Date:                        Date:

PLURALSIGHT, INC.

By:
Name:    James Budge
Title:    Chief Financial Officer
Date: